BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Domestication

(PURSUANT TO NRS 92A.270)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the name and type of Domestic entity as set forth in its charter documents.
2. Entity name prior to domestication.
3. Enter original filing date and jursidication of un-domesticated entity.
4. Jurisdiction that constituted the principal place of business of the un-domesticated organization, see below.
5. SIGNATURE(S): Must be signed by Authorized Signer. Form will be returned if unsigned.
6. The filing must be submitted with the following:
   - The appropriate formation document for the type of domestic entity.
   - A certified copy of the charter document, or the equivalent, if any, of the undomesticated organization.
   - A certificate of good standing, or the equivalent, from the jurisdiction where the undomesticated organization was chartered immediately before filing the articles of domestication (within 90 days).
7. If the foreign undomesticated entity is on file a cancellation/dissolution will need to be submitted with the appropriate fees.
8. If the name of the domesticating entity is not available a notarized name consent will need to be submitted.

1. Domestic Entity Information:	Name of Domestic Entity as set forth in its Charter Documents: CANNABIS GLOBAL, INC. Type of Domestic Entity as set forth in its Charter Documents: corporation
2. Prior Name:	Entity Name Before Filing Articles of Domestication: MCTC HOLDINGS, INC.
3. Original Filing Date and jurisdiction:	Original Jurisdiction of Formation: Delaware Original File Date: July 12, 2018
4. Jurisdiction:	Jurisdiction that constituted the principal place of business or central administration of the undomesticated organization, or any other equivalent thereto pursuant to applicable law, immediately before filing the articles of domestication. California
5. Signature: (Required)	X [signature] Signature Date: March 17, 2020

This form must be accompanied by appropriate fees.

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "MCTC HOLDINGS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SIXTH DAY OF MARCH, A.D. 2020.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

SECRETARY'S OFFICE 1793 DELAWARE 1853

Jeffrey W. Bullock, Secretary of State

6972400 8300

SR# 20201923425

Authentication: 202530960

Date: 03-06-20

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MCTC HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JULY, A.D. 2018, AT 12:38 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

6972400 8100
SR# 20202352147

Authentication: 202651280
Date: 03-25-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:38 PM 07/12/2018
FILED 12:38 PM 07/12/2018
SR 20185631399 - File Number 6972400

CERTIFICATE OF INCORPORATION
OF
MCTC HOLDINGS, INC.

-a Delaware corporation-

I, the undersigned, being the original Incorporator herein named, for the purpose of forming a corporation under the Delaware General Corporation Law, do herein state:

FIRST

The name of the Corporation is MCTC Holdings, Inc.

SECOND

The address of the registered office of the Corporation in the State of Delaware is: 16192 Coastal Highway, Lewes, Delaware 19958 and the name of the registered agent to the Company in the State of Delaware at such address is Harvard Business Services, Inc., County of Sussex.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH

A. Authorization of Capital Stock.

The aggregate number of shares of stock which the Company shall have the authority to issue is three hundred million (300,000,000) shares, consisting of two hundred ninety million (290,000,000) shares of common stock, $0.0001 par value (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, $0.0001 par value (the "Preferred Stock"). The Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held

FIFTH

The name and address of the incorporator is Garry McHenry 1919 NW 19th Street, Ft. Lauderdale, FL 33311.

SIXTH

A. Management by Board of Directors. The Company shall be managed by the Board of Directors, which shall exercise all power under the laws of the State of Delaware, including, without limitation, the power to make, alter, or repeal the Company's Bylaws.

B. Number of Directors. The number of directors shall be (i) fixed at not less than one and not greater than nine, (ii) initially fixed at three and (iii) thereafter be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

C. Appointment of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of the shareholders) may be filled only by a majority vote of the directors then in office though less than quorum, the directors so chosen shall hold office until the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies on the Board of Directors resulting from such removal may be filled by (1) the shareholders at a special meeting of the shareholders, by the vote of the holders of a majority of the shares entitled to vote at such meeting, or (2) by a majority of the directors then in office, though less than a quorum. Directors so chosen shall hold office until the next annual meeting of shareholders.

SEVENTH

The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors, though less than a quorum).

EIGHTH

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation stall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by the law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

IN WITNESS WHEREOF, this Certificate has been signed by its duly authorized incorporator, Garry McHenry, on this 10th day of July 2018.

By: [signature]
Garry McHenry, Incorporator

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF "MCTC HOLDINGS, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D. 2020, AT 2:06 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE CORPORATION HAS FILED ALL DOCUMENTS AND PAID ALL FEES REQUIRED, AND THEREUPON THE CORPORATION SHALL CEASE TO EXIST AS A CORPORATION OF THE STATE OF DELAWARE.

Jeffrey W. Bullock, Secretary of State

6972400 0265C
SR# 20202254506

Authentication: 202625091
Date: 03-20-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:06 PM 03/19/2020
FILED 02:06 PM 03/19/2020
SR 20202254506 - File Number 6972400

STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A DELAWARE CORPORATION TO A NON-DELAWARE ENTITY PURSUANT SECTION 266 OF THE GENERAL CORPORATION LAW

1.) The name of the Corporation is MCTC HOLDINGS, INC. ______________________________________.

(If changed, the name under which it's certificate of incorporation was originally filed was ____.)

2.) The date of filing of its original certificate of incorporation with the Secretary of State is JULY 12, 2018.

3.) The jurisdiction to which the corporation shall convert to is NEVADA and the name under which the entity shall be known as is CANNABIS GLOBAL, INC..

4.) The conversion has been approved in accordance with this section;

5.) The corporation may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the corporation arising while it was a corporation of the State of Delaware, and that it irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding.

6.) The address to which a copy of the process shall be mailed to by the Secretary of State is

TAD MAILANDER
945 4TH AVENUE, SUITE 311
SAN DIEGO, CA 92101

In Witness Whereof, the undersigned have executed this Certificate of Conversion on this 17th day of MARCH, A.D. 2020.

By: [signature]
Authorized Officer

Name: Arman Tabatabaei,CEO
Print or Type Name and Title

230405

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

SUBMIT THIS COMPLETED FORM WITH YOUR FILING

1 or 2-Hour Expedite Customer Order Instructions

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Processing Service Requested: [X] 2-Hour Expedite (additional **$500.00** fee included) [ ] 1-Hour Expedite (additional **$1000.00** fee included)

Name of Entity: Cannabis Global, Inc.

Date: 03/18/2020

Return to: Tad Mailander
945 4th Avenue, Ste. 311
San Diego, CA 92101

Contact Name: Tad Mailander

Phone: (619) 239-9034

Return Delivery:

[X] Email to: tmailander@gmail.com

[ ] Fax to:

[ ] Hold for Pick Up [ ] Mail to Address Above [ ] FedEx: Acct #

[ ] Other: (explain below)

Order Description: (include items being ordered and fee breakdown)*

Articles of Domestication $350
2 hour expedite $500

***PLEASE NOTE:** this office keeps the original paperwork. The first file stamped copy ordered at the time of filing is at no charge. Each additional copy is **$2.00** per page (plus **$30.00** for each certification).

Total Amount: $850.00

Method of Payment:

[ ] Check/Money Order [✓] Credit Card (attach ePayment checklist) [ ] Trust Account:

[ ] Use balance remaining in job #

230105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

ePayment Checklist
(For Counter, Fax and Mail Requests)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Service Type: ☐ Counter ☐ Mail ☐ Fax

Order Processing Requested: **(Expedite Processing *Requires* Additional Fees)**

☒ Regular Processing ☐ **24-HOUR** Expedite ☐ **2-HOUR** Expedite ☐ **1-HOUR** Expedite

Payment by Card *(card holder name and billing address required below)*

Card Type: ☐ VISA ☒ MasterCard ☐ Discover ☐ American Express

Customer Credit Card Number: 5 5 8 9 5 5 0 0 1 9 2 9 4 5 4 7

V CODE*: 9 5 4

* 3-digit number found on the far right of the backside of VISA, MasterCard and Discover cards
4-digit number found on the front right side of American Express card.

NOTICE: *For security and verification purposes, all credit card payments must include the 3 or 4-digit CVV2 code (VCode) number located on the credit card. Failure to include this code will result in the rejection of your filing or service request.*

Credit Card Expiration Date: Month 11 Year 2023

Amount to Charge Card: USD $

Order Information *(required)*

Entity Name/Order Reference: Cannabis Global, Inc.

Card Holder Information:

Name as it Appears on the Account: Tad Mailander SR

Billing Address: 945 4th Avenue, Ste. 311

City, State, Zip: San Diego, CA 92101

Telephone: (619) 239-9034 Ext

Payment Authorization

I authorize the Secretary of State to bill an amount not to exceed the following to be charged to the above listed account(s):

X [signature]
Authorized Signature

Not to Exceed Amount: USD $ 850.00